Exhibit 21.1
ENERSYS
Subsidiaries

EnerSystem Argentina S.A.	Argentina
EnerSys Australia Pty Ltd.	Australia
ICS Industries Pty Ltd	Australia
ICS Sheet Metal Pty Ltd.	Australia
International Communication Shelters Australasia Pty Ltd.	Australia
Lancord Pty Ltd.	Australia
Lenmic Pty Ltd.	Australia
National Infrastructure Pty Ltd.	Australia
National Infrastructure Services Pty Ltd.	Australia
Powercom (NSW) Pty Ltd.	Australia
EnerSys GmbH	Austria
EnerSys SPRL	Belgium
EnerSystem do Brazil Ltda.	Brazil
EnerSys Participacoes Ltda.	Brazil
Industrial Battery Holding Ltda.	Brazil
EnerSys AD (99.69%) *	Bulgaria
EnerSys Canada Inc.	Canada
EnerSys Cayman Euro L.P.	Cayman Islands
EnerSys Cayman Holdings L.P.	Cayman Islands
EnerSys Cayman Inc.	Cayman Islands
EnerSys Cayman L.P.	Cayman Islands
YCI, Inc.	Cayman Islands
EnerSystem Chile Ltda.	Chile
EnerSys (Chaozhou) Huada Batteries Company Limited	China
EnerSys (China) Huada Batteries Company Limited	China
EnerSys (Chongqing) Huada Batteries Company Limited	China
EnerSys (Jiangsu) Huada Batteries Company Limited (94.7%) *	China
EnerSys (Yangzhou) Huada Batteries Co. Ltd.	China
Shenzhen Huada Power Supply Mechanical & Electrical Co. Ltd.	China
EnerSys, s.r.o.	Czech Republic
EnerSys A/S	Denmark
EnerSys Europe Oy	Finland
EnerSys SARL	France
GAZ GmbH	Germany
Hawker GmbH	Germany
EnerSys AE	Greece
EnerSys Asia Limited	Hong Kong
EnerSys Hungária Kft.	Hungary
EnerSys Battery Private Limited	India
EnerSys India Batteries Private Ltd.	India

EnerSys S.r.l.	Italy
EnerSys Holdings (Luxembourg) Sarl	Luxembourg
EnerSys Luxembourg Finance Sarl	Luxembourg
DCPM Engineering Sdn Bhd	Malaysia
EnerSys Malaysia Sdn Bhd	Malaysia
MIB Energy Sdn Bhd	Malaysia
UTS Holdings Sdn Bhd	Malaysia
UTS Technology (JB) Sdn Bhd	Malaysia
UTS Technology (PG) Sdn Bhd	Malaysia
EnerSys de Mexico, S de R.L. de CV	Mexico
EnerSys de Mexico II, S de R.L. de CV	Mexico
Powersonic, S de R.L. de CV	Mexico
Yecoltd, S. de R.L. de CV	Mexico
ENAS Industrial Batteries Morocco Sarl	Morocco
EnerSys AS	Norway
EnerSys sp. z o.o.	Poland
Powersafe Acumuladores Industrialis Unipessoal, Lda.	Portugal
EnerSys CJSC	Russia
Battery Power International Pte Ltd.	Singapore
EnerSys Reserve Power Pte. Ltd.	Singapore
IE Technologies Pte Ltd.	Singapore
EnerSys, s.r.o.	Slovak Republic
Battech (Pty) Ltd. (50.1%) *	South Africa
Battery Technologies (Pty) Ltd.	South Africa
Acumuladores Industriales EnerSys SA	Spain
EnerSys AB	Sweden
Purcell Systems International AB	Sweden
EH Batterien AG	Switzerland
EH Europe GmbH	Switzerland
EnerSys BV	The Netherlands
EnerSys Assad Sarl (51%) *	Tunisia
Enersys Akü Sanaya Dis Ticaret Limited Sirketi	Turkey
EnerSys LLC	Ukraine
ABSL Power Solutions Ltd.	United Kingdom
EnerSys Holdings UK Ltd.	United Kingdom
EnerSys Ltd.	United Kingdom
ABSL Power Solutions Inc.	Delaware
EnerSys Advanced Systems Inc.	Delaware
EnerSys Capital Inc.	Delaware
EnerSys Delaware Inc.	Delaware
EnerSys Delaware LLC I	Delaware
EnerSys Delaware LLC II	Delaware
EnerSys Delaware LLC III	Delaware
EnerSys Delaware LLC IV	Delaware
EnerSys Energy Products Inc.	Delaware
EnerSys European Holding Co.	Delaware

EnerSys Mexico Holdings LLC	Delaware
EnerSys Mexico Management LLC	Delaware
Esfinco, Inc.	Delaware
Esrmco, Inc.	Delaware
Hawker Powersource, Inc.	Delaware
Hawker Power Systems, Inc.	Delaware
Purcell Systems, Inc.	Delaware
Quallion LLC	Delaware
New Pacifico Realty, Inc.	Nevada

*	These entities are majority-owned by EnerSys with the remaining interests held by third parties.